REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
To the Board of Trustees of Mutual Fund Series
Trust
and the Shareholders of Catalyst Small-Cap Insider
Buying Fund, Catalyst Hedged Insider Buying Fund,
Catalyst Insider Buying Fund, Catalyst Insider
Long/Short Fund, Catalyst Activist Investor Fund,
Catalyst Insider Income Fund, Catalyst Hedged
Futures Strategy Fund, Catalyst Intelligent
Alternative Fund (formerly Catalyst Absolute Total
Return Fund), Catalyst Dynamic Alpha Fund,
Catalyst/Equity Compass Buyback Strategy Fund,
Catalyst/Groesbeck Growth of Income Fund,
Catalyst/Groesbeck Aggressive Growth Fund,
Catalyst/Lyons Hedged Premium Return Fund,
Catalyst/Lyons Tactical Allocation Fund, Catalyst
Macro Strategy Fund, Catalyst/MAP Global Capital
Appreciation Fund, Catalyst/MAP Global Total
Return Income Fund, Catalyst MLP & Infrastructure
Fund, Catalyst/Princeton Floating Rate Income Fund,
Catalyst/Princeton Hedged Income Fund,
Catalyst/SMH High Income Fund, Catalyst/SMH Total
Return Income Fund, Catalyst Time Value Trading
Fund, and Catalyst/Stone Beach Income Opportunity
Fund


In planning and performing our audits of the financial statements of Catalyst Small-Cap Insider Buying Fund,
Catalyst Hedged Insider Buying Fund, Catalyst Insider
Buying Fund, Catalyst Insider Long/Short Fund, Catalyst
Activist Investor Fund, Catalyst Insider Income Fund,
Catalyst Hedged Futures Strategy Fund, Catalyst
Intelligent Alternative Fund (formerly Catalyst Absolute
Total Return Fund), Catalyst Dynamic Alpha Fund,
Catalyst/Equity Compass Buyback Strategy Fund,
Catalyst/Groesbeck Growth of Income Fund,
Catalyst/Groesbeck Aggressive Growth Fund,
Catalyst/Lyons Hedged Premium Return Fund,
Catalyst/Lyons Tactical Allocation Fund, Catalyst Macro
Strategy Fund, Catalyst/MAP Global Capital
Appreciation Fund, Catalyst/MAP Global Total Return
Income Fund, Catalyst MLP & Infrastructure Fund,
Catalyst/Princeton Floating Rate Income Fund,
Catalyst/Princeton Hedged Income Fund, Catalyst/SMH
High Income Fund, Catalyst/SMH Total Return Income
Fund, Catalyst Time Value Trading Fund, and
Catalyst/Stone Beach Income Opportunity Fund (the
"Funds"), each a series of shares of beneficial interest in Mutual Fund Series Trust, as of June 30, 2015 and for the year or period then ended, in accordance with the standards of the Public Company Accounting Oversight
Board (United States) ("PCAOB"), we considered the
Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America
("GAAP"). A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.
Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the PCAOB. While performing our audits, we became aware that the Funds' did not have adequate controls in place over reconciliation of brokerage accounts. We believe this condition is a material weakness in internal control over financial reporting.

This report is intended solely for the information and use of management, the shareholders of Catalyst Small-Cap
Insider Buying Fund, Catalyst Hedged Insider Buying
Fund, Catalyst Insider Buying Fund, Catalyst Insider
Long/Short Fund, Catalyst Activist Investor Fund,
Catalyst Insider Income Fund, Catalyst Hedged Futures
Strategy Fund, Catalyst Intelligent Alternative Fund,
Catalyst Dynamic Alpha Fund, Catalyst/Equity Compass
Buyback Strategy Fund, Catalyst/Groesbeck Growth of
Income Fund, Catalyst/Groesbeck Aggressive Growth
Fund, Catalyst/Lyons Hedged Premium Return Fund,
Catalyst/Lyons Tactical Allocation Fund, Catalyst Macro
Strategy Fund, Catalyst/MAP Global Capital
Appreciation Fund, Catalyst/MAP Global Total Return
Income Fund, Catalyst MLP & Infrastructure Fund,
Catalyst/Princeton Floating Rate Income Fund,
Catalyst/Princeton Hedged Income Fund, Catalyst/SMH
High Income Fund, Catalyst/SMH Total Return Income
Fund, Catalyst Time Value Trading Fund, and
Catalyst/Stone Beach Income Opportunity Fund, the
Board of Trustees of Mutual Fund Series Trust and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.






	BBD, LLP

Philadelphia, Pennsylvania
August 31, 2015